EXHIBIT 99.1

A.M. CASTLE & CO.	1420 Kensington Road Suite 220 Oak Brook, IL 60523 P: (847) 455-7111 F: (847) 241-8171

For Further Information:

-At ALPHA IR-
Analyst Contact
Chris Hodges or Chris Donovan
(312) 445-2870
Email: CAS@alpha-ir.com
Traded: NYSE (CAS)

FOR IMMEDIATE RELEASE
WEDNESDAY, NOVEMBER 9, 2016

 A. M. CASTLE & CO. REPORTS THIRD QUARTER 2016 RESULTS

Company continues positive momentum; posts improved financial results in third quarter

OAK BROOK, IL, November 9th - A. M. Castle & Co. (NYSE:CAS) (the “Company” or “Castle”), a global distributor of specialty metal and supply chain solutions, today reported financial results for the third quarter ended September 30, 2016.
Highlights:

•	Improved third quarter 2016 gross material margin to 26.0%, compared to 25.3% in second quarter 2016 and 23.4% in third quarter 2015;

•	Reduced operating expenses to $41.1 million in third quarter 2016, compared to $44.3 million in second quarter 2016 and $50.8 million in third quarter 2015;

•	Achieved sequential quarterly improvement in loss from continuing operations and EBITDA with majority of branches now contributing positively; and

•	Completed the sale of 50% equity ownership in Kreher Steel Company, LLC ("Kreher") to the Company's former joint venture partner.
President and CEO Steve Scheinkman commented, "Although we experienced the normal industry slowdown during the summer months, our transformation continued to take hold as we achieved our third sequential quarter of EBITDA improvement. While our sales tons per day decreased by 6.0% compared to the previous quarter, our financial performance improved as we were able to increase our gross margins to align with Castle's traditional margins in more stable markets even in this historically low commodity price environment. We also increased our margin per ton by 6.2% while at the same time reducing our operating expenses. We experienced a greater decline in volume in the United States and Canada than reported by the MSCI for the industry; however, our foreign subsidiaries performed above the MSCI rate."
Scheinkman continued, "As we expect volumes to decrease in the fourth quarter due to normal holiday and year-end seasonality, and with the industrial end markets yet to show signs of significant recovery, we remain focused on improving the efficiencies of our overall operations. We continue to work to win new contracts and to grow our participation in both of our end markets. Additionally, we have lowered both our fixed overhead and variable costs without sacrificing on-time delivery performance, safety, or quality. We expect these synergies to help us leverage profitability on new contracts and allow us to increase our transactional business at accretive net margins. Coupled with our recently-announced commitments intended to improve liquidity and working capital, we believe that we are well positioned to take advantage of the eventual recovery in the industrial end markets and improvement in commodity prices."
Third Quarter 2016 Results
Net sales in the third quarter 2016 were $124.9 million, a decrease of $25.7 million, or 17.1%, compared to the third quarter 2015. The decrease in net sales was mainly attributable to a 9.6% decrease in tons sold per day compared to the same period last year, coupled with a 4.4% decrease in average selling prices. Impacting the decrease in net tons sold per day were sales attributable to

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the Company's Houston and Edmonton operations, which were closed in February 2016. Excluding the tons sold from the Houston and Edmonton operations in the third quarter 2015, tons sold per day decreased 3.6% in the third quarter 2016 compared to the third quarter 2015.
Gross material margin, calculated as net sales less cost of materials (exclusive of depreciation and amortization) divided by net sales, was 26.0% in the third quarter 2016, compared to 25.3% in the second quarter 2016 and 23.4% in the third quarter 2015. Loss from continuing operations in the third quarter 2016 was $18.3 million, compared to a loss from continuing operations of $21.3 million in the second quarter 2016 and $28.8 million in the third quarter 2015. Negative EBITDA from continuing operations in the third quarter 2016 was $4.8 million, compared to negative EBITDA from continuing operations of $6.9 million in the second quarter 2016 and $13.6 million in the third quarter 2015.
Executive Vice President and CFO, Pat Anderson, commented, "Positive branch-level operating results were generated by the majority of our reporting locations during the quarter. The number of branches contributing positively has grown throughout the year and we are executing specific steps at all branches, including those performing below expectations, to drive increased contribution. This, paired with a gross material margin rate that is more in line with Castle’s historical performance in more stable markets, is a very encouraging development as we enter the fourth quarter."
Net cash used in operating activities of continuing operations was $10.7 million during the nine months ended September 30, 2016, compared to $13.1 million of net cash used in operating activities of continuing operations during the nine months ended September 30, 2015. Net cash from investing activities of $85.5 million during the nine months ended September 30, 2016 is primarily attributable to cash proceeds from the sale of Total Plastics Inc. ("TPI") and the sale of the Company's 50% equity interest in Kreher. The proceeds from the sale of TPI and Kreher were used to pay down the Company's long-term debt. Net cash used in financing activities was $68.7 million during the nine months ended September 30, 2016. The Company had $12.5 million of borrowings outstanding under its revolving credit facility at September 30, 2016, and $42.0 million of additional unrestricted borrowing capacity available under its revolving credit facility, compared with $66.1 million in borrowings and $30.1 million of additional unrestricted borrowing capacity under the revolving credit facility at December 31, 2015.  Total long-term debt outstanding, net of unamortized discount, unamortized debt issuance costs and the derivative liability for the embedded conversion feature of the Company's convertible notes, was $235.6 million at September 30, 2016 and $317.6 million at December 31, 2015. Refer to the "Total Long-Term Debt" table below for details related to the Company’s outstanding debt obligations.
Scheinkman concluded, “While we continue to demonstrate progress, especially at the end of the current quarter, we are cautious heading into the seasonally-slow year end months where volumes are traditionally lower. We are also very pleased with the recently announced debt repayment of $27.5 million made today and the support from a world-class syndicate of lenders who provided commitment letters for the new $100 million term loan facilities. Finally, the transaction between W.B. & Co. and Raging Capital and the new settlement agreement between Raging Capital and the Company will bring additional stability to our Board of Directors and allow Castle to focus solely on returning to profitability and future success. Our momentum is building and we are growing more confident about our prospects for 2017 and beyond."
Webcast Information
Management will hold a conference call at 11:00 a.m. ET today to review the Company's results for the third quarter ended September 30, 2016 and discuss market conditions and business outlook. The call can be accessed via the internet live or as a replay. Those who would like to listen to the call may access the webcast through a link on the investor relations page of the Company’s website at http://www.castlemetals.com/investors or by calling (800) 708-4540 or (847) 619-6397 and citing code 4363 2636#.
An archived version of the conference call webcast will be available for replay at the link above approximately three hours following its conclusion, and will remain available until the next earnings conference call.
About A. M. Castle & Co.
Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and supply chain services, principally serving the producer durable equipment, commercial aircraft, heavy equipment, industrial goods, construction equipment, and retail sectors of the global economy. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries. It specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon. Together, Castle and its affiliated companies operate out of 21 metals service centers located throughout North America, Europe and Asia. Its common stock is traded on the New York Stock Exchange under the ticker symbol "CAS".

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Non-GAAP Financial Measures
This release and the financial statements included in this release include non-GAAP financial measures. The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation contained in this release and in the attached financial statements, provides meaningful information and therefore we use it to supplement our GAAP reporting and guidance. Management often uses this information to assess and measure the performance of our business. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analysis of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations and to assist with period-over-period comparisons of such operations. The exclusion of the charges indicated herein from the non-GAAP financial measures presented does not indicate an expectation by the Company that similar charges will not be incurred in subsequent periods.
In addition, the Company believes that the use and presentation of EBITDA, which is defined by the Company as income (loss) from continuing operations before provision for income taxes plus depreciation and amortization, and interest expense, less interest income, is widely used by the investment community for evaluation purposes and provides investors, analysts and other interested parties with additional information in analyzing the Company’s operating results. Adjusted non-GAAP net income (loss), adjusted non-GAAP income (loss) from continuing operations, adjusted EBITDA, and adjusted gross material margin which are defined as reported net income (loss), reported income (loss) from continuing operations, EBITDA and gross margin adjusted for non-cash items and items which are not considered by management to be indicative of the underlying results, are presented as the Company believes the information is important to provide investors, analysts and other interested parties additional information about the Company’s financial performance. Operating expenses, excluding restructuring expense (income), is presented as management believes it provides useful information to investors, analysts and other interested parties regarding the ongoing expenses of the Company. Management uses EBITDA, adjusted non-GAAP net income (loss), adjusted non-GAAP net income (loss) from continuing operations, adjusted EBITDA, operating expenses excluding restructuring expense (income) and adjusted gross material margin to evaluate the performance of the business.
Cautionary Statement on Risks Associated with Forward Looking Statements
Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy, and the cost savings and other benefits that we expect to achieve from our facility closures and organizational changes. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” "should," or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including our ability to effectively manage our operational initiatives and restructuring activities, the impact of volatility of metals prices, the cyclical and seasonal aspects of our business, our ability to effectively manage inventory levels, our ability to successfully complete the remaining steps in our strategic refinancing process, and the impact of our substantial level of indebtedness, as well as including those risk factors identified in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as amended, and our Quarterly Report on Form 10-Q for the second quarter ended June 30, 2016. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	Three Months Ended		Nine Months Ended
(Dollars in thousands, except per share data)
Unaudited	September 30,		September 30,
	2016	2015	2016	2015
Net sales	$124,893	$150,571	$419,433	$505,439
Costs and expenses:
Cost of materials (exclusive of depreciation and amortization)	92,406	115,300	323,808	411,834
Warehouse, processing and delivery expense	19,561	25,893	63,772	76,826
Sales, general, and administrative expense	16,820	18,023	51,486	60,338
Restructuring expense	912	1,204	14,674	17,653
Depreciation and amortization expense	3,845	5,666	12,498	17,447
Total costs and expenses	133,544	166,086	466,238	584,098
Operating loss	(8,651)	(15,515)	(46,805)	(78,659)
Interest expense, net	8,743	10,156	28,711	30,345
Unrealized gain on embedded debt conversion option	(6,285)	—	(7,569)	—
Debt restructuring loss, net	—	—	6,562	—
Other expense, net	6,250	2,270	4,587	4,532
Loss from continuing operations before income taxes and equity in losses of joint venture	(17,359)	(27,941)	(79,096)	(113,536)
Income tax expense (benefit)	903	(629)	1,099	(22,141)
Loss from continuing operations before equity in losses of joint venture	(18,262)	(27,312)	(80,195)	(91,395)
Equity in losses of joint venture	(36)	(1,460)	(4,177)	(134)
Loss from continuing operations	(18,298)	(28,772)	(84,372)	(91,529)
Income (loss) from discontinued operations, net of income taxes	(1,688)	955	6,246	2,333
Net loss	$(19,986)	$(27,817)	$(78,126)	$(89,196)

Basic (loss) earnings per common share:
Continuing operations	$(0.57)	$(1.22)	$(3.02)	$(3.89)
Discontinued operations	(0.05)	0.04	0.22	0.10
Net basic loss per common share	$(0.62)	$(1.18)	$(2.80)	$(3.79)

Diluted (loss) earnings per common share:
Continuing operations	$(0.57)	$(1.22)	$(3.02)	$(3.89)
Discontinued operations	(0.05)	0.04	0.22	0.10
Net diluted loss per common share	$(0.62)	$(1.18)	$(2.80)	$(3.79)

Negative EBITDA from continuing operations (a)	$(4,807)	$(13,579)	$(42,064)	$(65,878)
Adjusted negative EBITDA from continuing operations(b)	$(7,668)	$(8,043)	$(22,656)	$(25,920)

(a) A non-GAAP financial measure, which represents loss from continuing operations before interest, taxes, and depreciation and amortization. See reconciliation to loss from continuing operations below.

(b) A non-GAAP financial measure, which represents negative EBITDA as defined above, adjusted for certain non-GAAP adjustments. Refer to "Reconciliation of Adjusted Non-GAAP Net Loss to Reported Net Loss" table for additional details on these non-GAAP adjustments.

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Reconciliation of EBITDA and of Adjusted EBITDA to Reported Net Loss:			Three Months Ended
	Three Months Ended			Nine Months Ended
(Dollars in thousands)
Unaudited	September 30,		June 30,	September 30,
	2016	2015	2016	2016	2015
Net loss, as reported	$(19,986)	$(27,817)	$(21,270)	$(78,126)	$(89,196)
Less: Income (loss) from discontinued operations, net of taxes	(1,688)	955	—	6,246	2,333
Loss from continuing operations	(18,298)	(28,772)	(21,270)	(84,372)	(91,529)
Depreciation and amortization expense	3,845	5,666	4,260	12,498	17,447
Interest expense, net	8,743	10,156	9,599	28,711	30,345
Income tax expense (benefit)	903	(629)	531	1,099	(22,141)
Negative EBITDA from continuing operations	(4,807)	(13,579)	(6,880)	(42,064)	(65,878)
Non-GAAP adjustments (a)	(2,861)	5,536	3,521	19,408	39,958
Adjusted negative EBITDA from continuing operations	$(7,668)	$(8,043)	$(3,359)	$(22,656)	$(25,920)
(a) Refer to "Reconciliation of Adjusted Non-GAAP Net Loss to Reported Net Loss" table for additional details on these amounts.

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Reconciliation of Adjusted Non-GAAP Net Loss to Reported Net Loss:			Three Months Ended
(Dollars in thousands)	Three Months Ended			Nine Months Ended
Unaudited
	September 30,		June 30,	September 30,
	2016	2015	2016	2016	2015
Net loss, as reported	$(19,986)	$(27,817)	$(21,270)	$(78,126)	$(89,196)
Non-GAAP adjustments:
Restructuring activity(a)	912	1,204	2,044	15,126	39,988
Gain on purchase commitments(b)	(843)	—	—	(843)	—
Debt restructuring (gain) loss	—	—	(513)	6,562	—
Foreign exchange (gain) loss on intercompany loans	3,570	2,709	(1,024)	2,484	4,142
Foreign exchange gain on intercompany loans of joint venture	—	—	(4)	(175)	—
Impairment of equity investment in joint venture(c)		—	4,636	4,636	—
Impairment of goodwill of equity investment joint venture(d)	—	1,763		—	1,763
Unrealized gain on commodity hedges	(215)	(140)	(334)	(813)	(313)
Gain on sale of property, plant and equipment	—	—	—	—	(5,622)
Unrealized gain on embedded debt conversion option	(6,285)	—	(1,284)	(7,569)	—
Non-GAAP adjustments	(2,861)	5,536	3,521	19,408	39,958
Tax effect of adjustments	—	—	—	—	—
Adjusted non-GAAP net loss	$(22,847)	$(22,281)	$(17,749)	$(58,718)	$(49,238)
Less: Income (loss) from discontinued operations, net of taxes	(1,688)	955	—	6,246	2,333
Adjusted non-GAAP loss from continuing operations	$(21,159)	$(23,236)	$(17,749)	$(64,964)	$(51,571)

(a) Restructuring activity includes amounts recorded to restructuring expense. For the nine months ended September 30, 2016, amount includes $452 in inventory write-down charges recorded to cost of materials in the Condensed Consolidated Statements of Operations. For the nine months ended September 30, 2015, amount includes $22,335 in inventory write-down charges, recorded to cost of materials in the Condensed Consolidated Statements of Operations.

(b) Amount recorded to cost of materials in the Condensed Consolidated Statements of Operations, which represents adjustment to the liability for purchase commitments associated with the Company's Houston and Edmonton locations that were closed in February 2016.

(c) The Company determined that its 50% investment in its Kreher joint venture was impaired as of June 30, 2016. The Company recorded a charge of $4,636 in equity in losses of joint venture in the Condensed Consolidated Statements of Operations to reflect the loss associated with the write-down of the asset to its estimated fair value.

(d) The Company's 50% joint venture, which was sold in August 2016, determined that its goodwill balance of $3,525 was impaired as of September 30, 2015. The Company recorded $1,763 in equity in losses of joint venture in the Condensed Consolidated Statements of Operations to reflect is share of the goodwill impairment.

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Reconciliation of Gross Material Margin and Adjusted Gross Material Margin:			Three Months Ended
(Dollars in thousands)	Three Months Ended			Nine Months Ended
Unaudited
	September 30,		June 30,	September 30,
	2016	2015	2016	2016	2015
Net sales, as reported	$124,893	$150,571	$130,692	$419,433	$505,439
Sale of Houston and Edmonton inventory	—	—	—	(27,107)	—
Adjusted net sales	$124,893	$150,571	$130,692	$392,326	$505,439

Cost of materials, as reported (exclusive of depreciation and amortization)	$92,406	$115,300	$97,644	$323,808	$411,834
Sale of Houston and Edmonton inventory	—	—	—	(27,107)	—
Gain on purchase commitments	843	—	—	843	—
Restructuring activity in cost of materials	—	—	—	(452)	(22,335)
Adjusted cost of materials (exclusive of depreciation and amortization)	$93,249	$115,300	$97,644	$297,092	$389,499
Gross margin (calculated as net sales, as reported, less cost of materials, as reported)	$32,487	$35,271	$33,048	$95,625	$93,605
Gross material margin (calculated as gross margin divided by net sales, as reported)	26.0%	23.4%	25.3%	22.8%	18.5%
Adjusted gross margin (calculated as adjusted net sales less adjusted cost of materials)	$31,644	$35,271	$33,048	$95,234	$115,940
Adjusted gross material margin (calculated as adjusted gross margin divided by adjusted net sales)	25.3%	23.4%	25.3%	24.3%	22.9%

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CONDENSED CONSOLIDATED BALANCE SHEETS	As of
(In thousands, except par value data)	September 30,	December 31,
Unaudited	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$10,005	$11,100
Accounts receivable, less allowances of $2,141 and $2,380, respectively	76,899	73,191
Inventories	179,396	216,090
Prepaid expenses and other current assets	11,609	10,424
Income tax receivable	1,583	346
Current assets of discontinued operations	—	37,140
Total current assets	279,492	348,291
Investment in joint venture	—	35,690
Intangible assets, net	5,637	10,250
Prepaid pension cost	10,372	8,422
Deferred income taxes	416	378
Other noncurrent assets	6,624	6,109
Property, plant and equipment:
Land	2,071	2,519
Buildings	37,402	39,778
Machinery and equipment	127,690	153,955
Property, plant and equipment, at cost	167,163	196,252
Accumulated depreciation	(115,279)	(131,691)
Property, plant and equipment, net	51,884	64,561
Noncurrent assets of discontinued operations	—	19,805
Total assets	$354,425	$493,506
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$51,856	$45,606
Accrued and other current liabilities	37,401	28,078
Income tax payable	1,512	33
Current portion of long-term debt	142	7,012
Current liabilities of discontinued operations	—	11,158
Total current liabilities	90,911	91,887
Long-term debt, less current portion	235,454	310,614
Deferred income taxes	—	4,169
Build-to-suit liability	13,229	13,237
Other noncurrent liabilities	9,044	7,935
Pension and postretirement benefit obligations	18,513	18,676
Commitments and contingencies
Stockholders' equity (deficit):
Preferred stock, $0.01 par value—9,988 shares authorized (including 400 Series B Junior Preferred, $0.00 par value); no shares issued and outstanding at September 30, 2016 and December 31, 2015	—	—
Common stock, $0.01 par value—60,000 shares authorized; 32,768 shares issued and 32,639 outstanding at September 30, 2016 and 23,888 shares issued and 23,794 outstanding at December 31, 2015	327	238
Additional paid-in capital	244,344	226,844
Accumulated deficit	(223,435)	(145,309)
Accumulated other comprehensive loss	(32,950)	(33,821)
Treasury stock, at cost—129 shares at September 30, 2016 and 94 shares at December 31, 2015	(1,012)	(964)
Total stockholders' equity (deficit)	(12,726)	46,988
Total liabilities and stockholders' equity (deficit)	$354,425	$493,506

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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	Nine Months Ended
(Dollars in thousands)	September 30,
Unaudited	2016	2015
Operating activities:
Net loss	$(78,126)	$(89,196)
Less: Income from discontinued operations, net of income taxes	6,246	2,333
Loss from continuing operations	(84,372)	(91,529)
Adjustments to reconcile loss from continuing operations to net cash used in operating activities of continuing operations:
Depreciation and amortization	12,498	17,447
Amortization of deferred gain	(92)	—
Amortization of deferred financing costs and debt discount	4,258	6,241
Debt restructuring loss	6,562	—
Loss from lease termination	4,452	—
Unrealized gain on embedded debt conversion option	(7,569)	—
Loss (gain) on sale of property, plant and equipment	1,720	(5,741)
Unrealized gain on commodity hedges	(813)	(313)
Unrealized foreign currency transaction loss	2,484	4,142
Equity in losses of joint venture	4,141	134
Dividends from joint venture	—	315
Pension curtailment	—	3,080
Deferred income taxes	113	(23,310)
Share-based compensation expense	916	424
Other, net	679	(12)
Changes in assets and liabilities:
Accounts receivable	(5,128)	18,326
Inventories	34,780	43,838
Prepaid expenses and other current assets	(301)	(8,258)
Other noncurrent assets	(302)	(2,789)
Prepaid pension costs	(406)	1,272
Accounts payable	6,026	4,059
Income tax payable and receivable	198	1,188
Accrued and other current liabilities	8,604	18,802
Pension and postretirement benefit obligations and other noncurrent liabilities	865	(400)
Net cash used in operating activities of continuing operations	(10,687)	(13,084)
Net cash (used in) from operating activities of discontinued operations	(6,907)	6,673
Net cash used in operating activities	(17,594)	(6,411)
Investing activities:
Proceeds from sale of investment in joint venture	31,550	—
Capital expenditures	(2,431)	(4,526)
Proceeds from sale of property, plant and equipment	2,829	7,742
Net cash from investing activities of continuing operations	31,948	3,216
Net cash from (used in) investing activities of discontinued operations	53,570	(867)
Net cash from investing activities	85,518	2,349
Financing activities:
Proceeds from long-term debt	581,052	707,200
Repayments of long-term debt	(640,415)	(698,696)
Payment of debt restructuring costs	(8,677)	—
Payments of build-to-suit liability	(687)	(500)
Net cash (used in) from financing activities	(68,727)	8,004
Effect of exchange rate changes on cash and cash equivalents	(292)	(424)
Net change in cash and cash equivalents	(1,095)	3,518
Cash and cash equivalents—beginning of year	11,100	8,454
Cash and cash equivalents—end of period	$10,005	$11,972

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Total Long-Term Debt:	As of
(Dollars in thousands)	September 30,	December 31,
Unaudited	2016	2015
LONG-TERM DEBT
12.75% Senior Secured Notes due December 15, 2016	$—	$6,681
7.0% Convertible Notes due December 15, 2017	41	57,500
12.75% Senior Secured Notes due December 15, 2018	204,519	203,319
Revolving Credit Facility due December 10, 2019	12,500	66,100
5.0% Convertible Notes due December 31, 2019	22,323	—
Other, primarily capital leases	143	428
Plus: derivative liability for embedded conversion feature	3,284	—
Less: unamortized discount	(4,502)	(12,255)
Less: unamortized debt issuance costs	(2,712)	(4,147)
Total long-term debt	$235,596	$317,626
Less: current portion	142	7,012
Total long-term portion	$235,454	$310,614

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